Exhibit 99.1

Investor Contact:

Sean P. O’Brien
404-262-8462
sean.obrien@pgi.com

PGi Amends Its Credit Facility with Increased Capacity,
Extended Term and Improved Pricing

Company Anticipates 2011 Revenue Slightly Above Its Prior Outlook; Sees 2012 as a Year of Solid
Organic Growth and Higher Profitability

ATLANTA – December 20, 2011 – Premiere Global Services, Inc. (NYSE: PGI), a global leader in virtual meetings, today announced it has closed an amendment to its credit facility that provides for, among other things: (i) increasing the overall borrowing capacity to $300 million from $275 million; (ii) extending the maturity of the credit facility from May 10, 2014 to December 20, 2016; (iii) reducing the applicable interest rates across the pricing grid; and (iv) allowing PGi to purchase, redeem or otherwise acquire up to $50 million of its common stock per year regardless of its leverage ratio, subject to the terms and conditions as set forth in the amendment.

“We are pleased to have extended the term of our credit facility, providing us greater flexibility while also improving our cost of capital,” said Boland T. Jones, PGi founder, chairman and CEO. “We believe this revised facility, along with our continuing strong cash flows, will enable PGi to invest in and grow our business for many years to come.”

The full text of this amendment will be filed as an exhibit to PGi’s Current Report on Form 8-K filed this afternoon with the Securities and Exchange Commission.

“As the end of the year approaches, we remain pleased with the overall trends in our global business – especially with the improving enterprise momentum of our new iMeet® and GlobalMeet® virtual meeting solutions,” continued Jones. “We now anticipate that our 2011 revenue will be slightly above the range we provided when we reported our third quarter results in October. As we look ahead to 2012, we are focused on building on our current momentum to make it a year of solid organic growth and higher profitability for PGi.”

About Premiere Global Services, Inc. │ PGi
PGi is a global leader in virtual meetings.  For 20 years, we have innovated technologies that help people meet and collaborate in more enjoyable and productive ways. Every month, we bring together over 15 million people in nearly 4 million virtual meetings. Headquartered in Atlanta, PGi has a presence in 24 countries worldwide. For more information, visit us at http://www.pgi.com.

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Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services, Inc.’s forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological changes and the development of alternatives to our services; market acceptance of new services, including our iMeet® and GlobalMeet® services; our ability to attract new customers and to retain and further penetrate our existing customer base; risks associated with challenging global economic conditions; costs or difficulties related to the integration of any new technologies; service interruptions and network downtime; price increases from our telecommunications service providers; technological obsolescence and our ability to upgrade our equipment or increase our network capacity; concerns regarding the security of transactions; our level of indebtedness; future write-downs of goodwill or other intangible assets; assessment of income, state sales and other taxes; restructuring and cost reduction initiatives and the market reaction thereto; risks associated with acquisitions and market expansion; the impact of the recent sale of our PGiSend business; our ability to protect our intellectual property rights, including possible adverse results of litigation or infringement claims; regulatory or legislative changes, including further government regulations applicable to traditional telecommunications service providers; risks associated with international operations, including political instability and fluctuations in foreign currency exchange rates; and other factors described from time to time in our press releases, reports and other filings with the Securities and Exchange Commission, including but not limited to the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2010. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.